Exhibit 99.1

Safe Pro Group Receives $14 Million Strategic Investment Led by Autonomous Drone Leader Ondas Holdings

Investment to Accelerate Artificial Intelligence Utilization for Soldier Safety and Humanitarian Missions Globally

AVENTURA, Fla. – October 20, 2025 – Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a leader in artificial intelligence (AI)-powered defense and security solutions, today announced that it has entered into definitive agreements for a $14 million strategic investment led by Ondas Holdings Inc. (“ONDAS”) (Nasdaq: ONDS), a leading provider of autonomous drone solutions.

The private placement consists of the sale of two million shares of Safe Pro common stock. Proceeds are expected to accelerate and expand development and integration of Safe Pro’s AI-powered computer vision and threat detection systems for deployment in U.S. and international defense and humanitarian markets. The closing is expected to occur on or about October 22, 2025, subject to customary closing conditions. This private placement follows an earlier investment made by ONDAS into Safe Pro Group along-side other strategic investors in August.

Dan Erdberg, Chairman and CEO of Safe Pro Group, said: “This additional investment by Ondas serves as further validation of our capabilities to leverage AI and drones to enhance soldier safety and humanitarian missions globally. We look forward to working closely with Ondas to expand the operational reach of our AI-driven threat detection capabilities, pursuing opportunities that deliver capabilities that can significantly enhance the safety of our soldiers and that of our allies while also protecting innocent lives in nearly 60 countries from the dangers of landmines.”

Eric Brock, Chairman and CEO of Ondas Holdings, commented: “Our additional investment in Safe Pro reflects Ondas’ confidence in the growing role of AI and autonomy in advancing defense and humanitarian operations worldwide. Safe Pro’s proven ability to deploy AI-powered detection and mapping at the tactical edge aligns closely with our vision for integrating intelligent, autonomous systems to enhance mission effectiveness and save lives in the field.”

Safe Pro’s battle-tested AI leverages years of real-world data to instantly detect small, hard-to-find explosive threats in aerial imagery and video. The technology converts raw data into rapidly shareable, high-resolution 2D and 3D maps, providing a novel and scalable approach to battlefield and disaster-zone intelligence. The SPOTD NODE (Navigation, Observation and Detection Engine) provides real-time AI analysis of drone video and imagery directly at the tactical edge. Designed alongside military end-users, the SPOTD NODE rapidly detects landmines and more than 150 types of unexploded ordnance (UXO) and creates high definition 2D/3D maps without requiring an internet connection. Built on over 2.0 million drone images and utilized in battlefield operations in Ukraine, Safe Pro’ AI image processing technology has already delivered over 36,000 detections and mapped over 9,166 hectares (22,640 acres). To view a video on Safe Pro’s AI capability in the field, click here.

Northland Capital Markets acted as financial advisor to the transaction.

For more information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

About Safe Pro Group Inc.

Safe Pro Group Inc. (NASDAQ: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. It is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing leveraging commercially available “off-the-shelf” drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosives threats, providing a much safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform is targeting multiple markets that include commercial, government, law enforcement and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com/.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through its subsidiaries American Robotics, Airobotics, and Apeiro Motion, OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—and Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A. in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Investor Relations for Safe Pro Group Inc.:

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Brett@haydenir.com

Media Relations for Safe Pro Group Inc.:

media@safeprogroup.com

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